Exhibit 99.1

Digimarc Reports Third Quarter 2015 Financial Results

Beaverton, Ore. — October 28, 2015 — Digimarc Corporation (NASDAQ: DMRC) reported financial results for the third quarter ended September 30, 2015.

Revenue for the third quarter of 2015 totaled $5.4 million compared to revenue of $6.9 million in the same quarter a year-ago. The decrease reflects $1.6 million of lower license revenue due to the end of payments from Verance Corporation in the fourth quarter of 2014, partially offset by growth in subscription revenue.

Operating expenses for the third quarter of 2015 decreased 4% to $7.8 million from $8.0 million in the same quarter a year-ago. The decrease was due to lower spending in research, development and engineering and general and administrative, partially offset by higher investment in sales and marketing related to market development and delivery of Digimarc Discover and Barcode.

Operating loss for the third quarter of 2015 totaled $4.5 million compared to an operating loss of $3.2 million in the same quarter a year-ago. The higher operating loss is due to lower license revenue.

Net loss for the third quarter of 2015 totaled $4.5 million or $(0.54) per diluted share, compared to a net loss of $2.0 million or $(0.28) per diluted share in the third quarter of 2014. The higher net loss is largely due to $1.6 million lower license revenue in the third quarter of this year and $1.3 million of income tax benefits recognized in the third quarter of last year.

Cash, cash equivalents and marketable securities totaled $43.0 million at September 30, 2015, compared to $34.0 million at June 30, 2015. The increase reflects the sale of 341,949 shares of common stock during the quarter, which generated net proceeds of $12.9 million, less cash used in operations of $2.7 million.

Conference Call

Digimarc will hold a conference call later today (Wednesday, October 28, 2015) to discuss these results, as well as provide an update on market conditions and execution of strategy. Chairman and CEO Bruce Davis and CFO Charles Beck will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay via the investor section of the company’s website at www.digimarc.com/investors/investor-events-and-webcasts.

For those who wish to listen to the call via telephone, please dial the number below at least five minutes prior to the scheduled start time:

Toll-Free Number: 866-562-9934

International Number: 706-634-1493

Conference ID: 27179683

If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

About Digimarc

Digimarc Corporation (NASDAQ:DMRC), based in Beaverton, Oregon, is the inventor of the Digimarc Barcode. The Digimarc Barcode enables industrial scanners, smartphones, tablets, and other computer interfaces to reliably, efficiently and economically identify traditional barcoded items, along with many other media objects. Digimarc Barcodes are imperceptible to humans and do all that visible barcodes do, but even better, and can be applied to virtually all forms of media. These remarkable capabilities have allowed Digimarc and its business partners to supply a wide range of patented consumer engagement, media management, and security solutions across multiple consumer and government industry sectors. Digimarc owns an extensive intellectual property portfolio with patents in digital watermarking, content identification and management, media object discovery, and intuitive computing more generally. Digimarc develops and delivers solutions, licenses its intellectual property, and provides development services to business partners across a range of industries. For more information and the latest news, please visit www.digimarc.com and follow us on Twitter @DigimarcCorp.

Forward-looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements and any related inferences regarding growth in subscription revenue, lower license revenue, lower spending in research, development and engineering and general and administrative and higher investment in sales and marketing, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results will be set forth in the company’s Form 10-K for the year ended December 31, 2014 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Company Contacts:

Charles Beck

Chief Financial Officer

503-469-4721

Charles.Beck@digimarc.com

Matt Glover

Liolios Group, Inc.

Investor Relations for Digimarc

949-574-3860

DMRC@liolios.com

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three-Month Information		Nine-Month Information
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Revenue:
Service	$3,072	$3,155	$9,808	$8,859
Subscription	1,561	1,452	4,947	4,360
License	753	2,320	2,418	6,576

Total revenue	5,386	6,927	17,173	19,795
Cost of revenue:
Service	1,204	1,224	4,279	3,807
Subscription	808	812	2,428	2,160
License	86	84	256	250

Total cost of revenue	2,098	2,120	6,963	6,217
Gross profit:
Service	1,868	1,931	5,529	5,052
Subscription	753	640	2,519	2,200
License	667	2,236	2,162	6,326

Total gross profit	3,288	4,807	10,210	13,578
Gross margin:
Service	61%	61%	56%	57%
Subscription	48%	44%	51%	50%
License	89%	96%	89%	96%
Percentage of gross profit to total revenue	61%	69%	59%	69%
Operating expenses:
Sales and marketing	2,309	1,999	6,497	5,930
Research, development and engineering	3,236	3,499	9,345	10,449
General and administrative	1,847	2,183	6,033	6,929
Intellectual property	367	366	1,025	1,287

Total operating expenses	7,759	8,047	22,900	24,595
Operating loss	(4,471)	(3,240)	(12,690)	(11,017)
Other income, net	29	3	84	50

Loss before income taxes	(4,442)	(3,237)	(12,606)	(10,967)
(Provision) benefit for income taxes	(27)	1,252	(25)	4,316

Net loss	$(4,469)	$(1,985)	$(12,631)	$(6,651)

Earnings (loss) per common share:
Loss per common share - basic	$(0.54)	$(0.28)	$(1.56)	$(0.95)
Loss per common share - diluted	$(0.54)	$(0.28)	$(1.56)	$(0.95)
Weighted average common shares outstanding - basic	8,309	7,176	8,101	7,097
Weighted average common shares outstanding - diluted	8,309	7,176	8,101	7,097
Cash dividends declared per common share:	$—	$—	$—	$0.22

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents (1)	$11,452	$6,122
Marketable securities (1)	31,585	32,201
Trade accounts receivable, net	2,687	4,545
Other current assets	2,862	2,611

Total current assets	48,586	45,479
Marketable securities (1)	—	749
Property and equipment, net	2,852	2,976
Intangibles, net	6,723	6,720
Goodwill	1,114	1,114
Other assets	312	378

Total assets	$59,587	$57,416

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$1,814	$1,379
Deferred revenue	1,642	3,660

Total current liabilities	3,456	5,039
Deferred rent and other long-term liabilities	210	203

Total liabilities	3,666	5,242
Commitments and contingencies
Shareholders’ equity:
Preferred stock	50	50
Common stock	9	8
Additional paid-in capital	76,599	60,222
Accumulated deficit	(20,737)	(8,106)

Total shareholders’ equity	55,921	52,174

Total liabilities and shareholders’ equity	$59,587	$57,416

(1)	Aggregate cash, cash equivalents, short- and long-term marketable securities was $43,037 and $39,072 at September 30, 2015 and December 31, 2014, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Nine-Month Information
	September 30, 2015	September 30, 2014
Cash flows from operating activities:
Net loss	$(12,631)	$(6,651)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and write-off of property and equipment	930	708
Amortization and write-off of intangibles	794	916
Changes in allowance for doubtful accounts	16	(13)
Stock-based compensation	3,857	4,085
Deferred income taxes	—	(2,874)
Changes in operating assets and liabilities:
Trade accounts receivable	1,842	2,000
Other current assets	(251)	(1,559)
Other assets	66	160
Accounts payable and other accrued liabilities	280	(340)
Deferred revenue	(1,929)	(2,338)

Net cash used in operating activities	(7,026)	(5,906)
Cash flows from investing activities:
Purchase of property and equipment	(747)	(1,010)
Capitalized patent costs	(646)	(922)
Maturity of marketable securities	79,985	47,961
Purchase of marketable securities	(78,620)	(38,840)

Net cash provided by (used in) investing activities	(28)	7,189
Cash flows from financing activities:
Issuance of common stock, net of issuance costs	12,896	(124)
Exercise of stock options	1,321	1,319
Purchase of common stock	(1,833)	(1,931)
Cash dividends paid	—	(1,654)

Net cash provided by (used in) financing activities	12,384	(2,390)

Net increase (decrease) in cash and cash equivalents (2)	$5,330	$(1,107)

Cash, cash equivalents and marketable securities at beginning of period	39,072	34,964
Cash, cash equivalents and marketable securities at end of period	43,037	24,736

(2) Net increase (decrease) in cash, cash equivalents and marketable securities	$3,965	$(10,228)

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